Exhibit 10.8

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”), effective as of 12:01 a.m. [February 1], 2019, is entered into, consented to and approved by the undersigned individual, in his or her capacity as the Executive, and Egalet Corporation, a Delaware corporation (the “Company”), pursuant to and in accordance with Sections [12(a) and 12(h)] of that certain Employment Agreement, made and entered into as of [•], by and between the Company and the Executive (the “Agreement”).

WHEREAS, the Executive and the Company are party to the Agreement;

WHEREAS, on January 31, 2019 (the “Effective Date”), the Company [consummated/will consummate] the transactions contemplated by (i) that certain Asset Purchase Agreement, dated October 30, 2018, by and among the Company, Egalet US Inc. and Iroko Pharmaceuticals Inc. (“Iroko”) and (ii) the First Amended Joint Plan of Reorganization of Egalet Corporation, et al., under Chapter 11 of the United States Bankruptcy Code (the “Plan”), including, without limitation, the discharge, cancellation, release and extinguishment of all of the Company’s then-existing equity interests, and the issuance of new equity interests to Iroko (and/or its designees) and holders of claims under to the Plan (collectively, the “Restructuring Transactions”);

WHEREAS, the Restructuring Transactions [will] constitute[d] a “Change in Control,” as defined in the Agreement;

WHEREAS, in accordance with the Plan, the board of directors of the Company intends to adopt and implement a customary incentive plan for Company management substantially in the form attached to the Plan (the “Management Incentive Plan”), pursuant to which shares of the Company’s common stock will be reserved for grants to participants in the Management Incentive Plan;

WHEREAS, as a condition to and as consideration for the Executive’s participation in the Management Incentive Plan, the Executive and the Company desire to (i) amend the Agreement to provide that the Restructuring Transactions do not constitute a “Change in Control” for purposes of the Agreement and (ii) waive any additional benefits otherwise payable to the Executive pursuant to the terms of the Agreement as a result of certain terminations of employment following the consummation of the Restructuring Transactions and the resulting “Change in Control;”

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows.

1.                                      Amendment of the Agreement: Effective as of the date first set forth above, in accordance with Section 12(h) of the Agreement, the Agreement is hereby amended as follows:

(a)                                 The defined term “Change in Control” is hereby amended and restated in its entirety as set forth below to add the language denoted in bold and italics:

“Change in Control” means, after the Effective Date (and not including the initial public offering of the Company, which shall not be treated as a Change in Control for purposes of this Agreement), any of the following events: (A) a “person” (as such term in used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934

Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A), (C) or (D) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (C) the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets; provided that no event shall constitute a Change in Control hereunder unless such event is also a “change in control event” as defined in Section 409A of the Code; provided further that, notwithstanding anything to the contrary herein, the consummation of the transactions contemplated by (i) that certain Asset Purchase Agreement, dated October 30, 2018, by and among the Company, Egalet US Inc. and Iroko Pharmaceuticals Inc. and (ii) the First Amended Joint Plan of Reorganization of Egalet Corporation, et al., under Chapter 11 of the United States Bankruptcy Code (the “Plan”) on January 31, 2019 shall not constitute a “Change in Control” for purposes of this Agreement.

2.                                      Limited Waiver. In accordance with Section 12(a) of the Agreement, in the event the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case, within 24 months after the Effective Date, (i) the Executive hereby waives the obligations of the Company pursuant to Section 6(f) of the Agreement to provide the benefits described in Section 6(c) of the Agreement for a period of 24 months following the date of such termination, solely with respect to the Change in Control resulting from the Restructuring Transactions(1) and (ii) the Company hereby waives the obligations of the Executive pursuant to the penultimate sentence of Section 8(b) of the Agreement, solely with respect to the Change in Control resulting from the Restructuring Transactions.(2)

3.                                      Entire Agreement; Capitalized Terms. Except as expressly set forth herein, the Agreement shall apply, control and continue in full force and effect as originally constituted.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement

4.                                      Governing Law. This Amendment shall be construed in accordance with, and this Amendment and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this

(1)  NTD: This section is saying that, assuming there is not another “Change in Control” in the meantime, if you are terminated without cause or you quit for good reason before January 31, 2021, you will receive the severance benefits described in Section 6(c) your employment agreement for only 12 months, rather than 24 months, as would otherwise be the case after a “Change in Control.”

(2)  NTD: This section is saying that, in turn, your non-compete period will only be 12 months, rather than 24 months, as well.

Amendment shall be governed by, the laws of the State of Delaware, without regard to any conflicts of laws or choice of laws rules that may require application of another state’s laws.

5.                                      Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the last date written below.

THE COMPANY:

EGALET CORPORATION

By:
Name:
Title:
Date:

EXECUTIVE:

By:
Name:
Title:
Date:

[Signature Page – Amendment to Employment Agreement]